Exhibit 99.1

Coronado Global Resources Inc. ARBN 628 199 468 The following comprises the financial information provided to the Australian Securities Exchange (“ASX”) under Listing Rule 4.3A, including the consolidated results of Coronado Global Resources Inc. (“Coronado” or the “Company” or the “Group”) for the full year ended 31 December 2021 (FY21). All amounts in this Appendix 4E are denominated in United States dollars (USD) unless otherwise indicated. Results for announcement to the market Reporting period (“Current period”): Financial year ending 31 December 2021 Previous corresponding period (“Previous period”): Financial year ending 31 December 2020 ($ in thousands) 31 December 2021 31 December 2020 % Variance Revenue from ordinary activities 2,148,471 1,462,262 47% Net income (loss) from ordinary activities after tax attributable to members 189,425 (226,468) 184% Net income (loss) attributable to members 189,425 (226,468) 184% A detailed discussion of the Company’s operating results for the year ended 31 December 2021 is included in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the attached Annual Report on Form 10-K for the year ended 31 December 2021 filed with the U.S. Securities and Exchange Commission (“SEC”). The consolidated balance sheets, statements of operations and comprehensive income, stockholders’ equity, and cash flows for the year ended 31 December 2021 are appended to this Appendix 4E. These audited financial statements and the related notes (collectively, the consolidated financial statements), are also included in Part II, Item 8 “Financial Statements and Supplementary Data” of the attached Annual Report on Form 10-K for the year ended 31 December 2021 filed with the SEC. Net tangible asset backing Current period Previous corresponding period Net tangible asset backing per ordinary security (US$) 6.24 5.60 Net tangible asset backing per CDI (US$) 0.62 0.56 Dividends No dividends were paid or processed during the period. The Company announced its plans to declare and pay unfranked dividends of up to $151 million in the first quarter of 2022, subject to, among other matters, final approval by our Board of Directors. In connection with the planned dividend, Coronado Finance Pty Ltd, a wholly-owned subsidiary of the Company plans to offer to purchase up to $100 million aggregate principal amount of the Notes pursuant to the terms of the Indenture. The payment of such dividend is not contingent on acceptance of the offer to purchase the Notes by the Note holders. Details of associates and joint ventures Associate / joint venture 31 December 2021 31 December 2020 Holdings % Profit Holdings % Profit JEP Mining LLC 100 Not material 50 Not material During the year ended 31 December 2021, the Company acquired the remaining 50% equity interest on JEP Mining LLC at which point it became a wholly-owned subsidiary of the Company. The profit contribution from the above joint venture is not material to the Company’s net loss for the period. Further information can be obtained from the attached the Annual Report on Form 10-K for the year ended 31 December 2021 filed with the SEC. Appendix 4E

IConsolidated Balance Sheets (In US$ thousands, except share data) Assets December 31, 2021 December 31, 2020 Current assets: Cash and restricted cash $ 437,931 $ 45,736 Trade receivables, net 271,923 175,206 Related party trade receivables, net — 81,970 Income tax receivable — 20,325 Inventories 118,922 110,135 Other current assets 47,647 44,006 Assets held for sale 27,023 52,524 Total current assets 903,446 529,902 Non-current assets: Property, plant and equipment, net 1,397,363 1,521,508 Right of use asset – operating leases, net 13,656 19,498 Goodwill 28,008 28,008 Intangible assets, net 3,514 4,217 Restricted deposits 80,981 8,425 Deferred income tax assets 14,716 24,654 Other non-current assets 19,728 12,264 Total assets $ 2,461,412 $ 2,148,476 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 97,514 $ 74,651 Accrued expenses and other current liabilities 270,942 234,526 Income tax payable 25,612 — Asset retirement obligations 9,414 6,012 Contract obligations 39,961 40,295 Lease liabilities 8,452 8,414 Other current financial liabilities 8,508 7,129 Liabilities held for sale 12,113 16,719 Total current liabilities 472,516 387,746 Non-current liabilities: Asset retirement obligations 110,863 116,132 Contract obligations 141,188 185,823 Deferred consideration liability 230,492 216,513 Interest bearing liabilities 300,169 327,625 Other financial liabilities 13,822 — Lease liabilities 12,894 20,582 Deferred income tax liabilities 75,750 64,366 Other non-current liabilities 26,216 22,826 Total liabilities $ 1,383,910 $ 1,341,613 Common stock $0.01 par value; 1,000,000,000 shares authorized, 167,645,373 shares issued and outstanding as of December 31, 2021 and 138,387,890 shares issued and outstanding as of December 31, 2020 1,677 1,384 Series A Preferred stock $0.01 par value; 100,000,000 shares authorized, 1 Share issued and outstanding as of December 31, 2021 and December 31, 2020 — — Additional paid-in capital 1,089,547 993,052 Accumulated other comprehensive losses (44,228) (28,806) Retained earnings (accumulated losses) 30,506 (158,919) Coronado Global Resources Inc. stockholders’ equity 1,077,502 806,711 Noncontrolling interest — 152 Total stockholders’ equity 1,077,502 806,863 Total liabilities and stockholders’ equity $ 2,461,412 $ 2,148,476

Consolidated Statements of Operations and Comprehensive Income

(In US$ thousands, except share data)

	Year ended December 31, 2021	2020	2019
Revenues:			
Coal revenues	$ 2,010,996	$ 1,289,010	$ 1,705,442
Coal revenues from related parties	97,335	134,589	468,897
Other revenues	40,140	38,663	41,409
Total revenues	2,148,471	1,462,262	2,215,748
Costs and expenses:			
Cost of coal revenues (exclusive of items shown separately below)	1,195,250	1,014,879	1,047,359
Depreciation, depletion and amortization	177,875	191,189	176,461
Freight expenses	241,862	185,863	166,729
Stanwell rebate	55,403	103,039	175,318
Other royalties	142,751	84,891	157,016
Selling, general, and administrative expenses	30,666	30,352	36,062
Restructuring costs	2,300	—	—
Total costs and expenses	1,846,107	1,610,213	1,758,945
Other income (expenses):			
Interest expense, net	(68,062)	(50,585)	(39,294)
Loss on debt extinguishment	(8,477)	—	—
Impairment of assets	—	(78,111)	—
Decrease (increase) in provision for discounting and credit losses	8,042	(9,298)	—
Gain on disposal of asset held for sale	14,845	—	—
Other, net	(6,187)	(608)	2,649
Total other expense, net	(59,839)	(138,602)	(36,645)
Income (loss) before tax	242,525	(286,553)	420,158
Income tax (expense) benefit	(53,102)	60,016	(114,681)
Net income (loss)	189,423	(226,537)	305,477
Less: Net loss attributable to noncontrolling interest	(2)	(69)	(61)
Net income (loss) attributable to Coronado Global Resources Inc.	$ 189,425	$ (226,468)	$ 305,538
Other comprehensive income, net of income taxes:			
Foreign currency translation adjustment	(17,451)	21,488	(2,438)
Net (loss) gain on cash flow hedges, net of tax	2,029	(5,088)	6,841
Total other comprehensive income (loss)	(15,422)	16,400	4,403
Total comprehensive income (loss)	174,001	(210,137)	309,880
Less: Net loss attributable to noncontrolling interest	(2)	(69)	(61)
Total comprehensive income (loss) attributable to Coronado Global Resources Inc.	$ 174,003	$ (210,068)	$ 309,941
Earnings (loss) per share of common stock			
Basic	1.21	(2.04)	3.16
Diluted	1.21	(2.04)	3.16

Consolidated Statements of Stockholders' Equity

(In US$ thousands, except share data)

	Common stock		Preferred stock		Additional paid in capital	Accumulated other comprehensive losses	Retained earnings (Accumulated losses)	Noncontrolling interest	Total stockholders equity
	Shares	Amount	Series A	Amount					
Balance December 31, 2018	96,651,692	$ 967	1	$ —	$ 1,107,948	$ (49,609)	$ 194,220	$ 282	$ 1,253,808
Net income (loss)	—	—	—	—	—	—	305,538	(61)	305,477
Other comprehensive loss (net of $2,932 deferred income tax)	—	—	—	—	—	4,403	—	—	4,403
Total comprehensive income (loss)	—	—	—	—	—	4,403	305,538	(61)	309,880
Share based compensation for equity classified awards	—	—	—	—	319	—	—	—	319
Dividends paid	—	—	—	—	—	—	(408,046)	—	(408,046)
Return of capital	—	—	—	—	(288,020)	—	—	—	(288,020)
Balance December 31, 2019	**96,651,692**	**$ 967**	**1**	**$ —**	**$ 820,247**	**$ (45,206)**	**$ 91,712**	**$ 221**	**$ 867,941**
Net loss	—	—	—	—	—	—	(226,468)	(69)	(226,537)
Other comprehensive income (net of $2,108 deferred income tax)	—	—	—	—	—	16,400	—	—	16,400
Total comprehensive income (loss)	—	—	—	—	—	16,400	(226,468)	(69)	(210,137)
Issuance of common stock, net	41,736,198	417	—	—	171,168	—	—	—	171,585
Share-based compensation for equity classified awards	—	—	—	—	1,637	—	—	—	1,637
Dividends paid	—	—	—	—	—	—	(24,163)	—	(24,163)
Balance December 31, 2020	**138,387,890**	**$ 1,384**	**1**	**$ —**	**$ 993,052**	**$ (28,806)**	**$ (158,919)**	**$ 152**	**$ 806,863**
Net income (loss)	—	—	—	—	—	—	189,425	(2)	189,423
Other comprehensive loss (net of $870 deferred income tax)	—	—	—	—	—	(15,422)	—	—	(15,422)
Total comprehensive (loss) income	—	—	—	—	—	(15,422)	189,425	(2)	174,001
Issuance of common stock, net	29,257,483	293	—	—	97,448	—	—	—	97,741
Share-based compensation for equity classified awards	—	—	—	—	(250)	—	—	—	(250)
Acquisition of noncontrolling interest	—	—	—	—	(703)	—	—	(150)	(853)
Balance December 31, 2021	**167,645,373**	**$ 1,677**	**1**	**$ —**	**$ 1,089,547**	**$ (44,228)**	**$ 30,506**	**$ —**	**$ 1,077,502**

Consolidated Statements of Cash Flows (In US$ thousands) Year Ended December 31, 2021 2020 2019 Cash flows from operating activities: Net income (loss) $ 189,423 $ (226,537) $ 305,477 Adjustments to reconcile net income to cash and restricted cash provided by operating activities: Depreciation, depletion and amortization 175,814 197,162 176,461 Impairment of Assets — 78,111 — Amortization of right of use asset - operating leases 8,899 13,285 24,403 Amortization of deferred financing costs 3,133 5,546 4,497 Non-cash interest expense 29,120 22,410 19,885 Amortization of contract obligations (33,967) (33,172) (34,794) Loss (gain) on disposal of property, plant and equipment 415 131 (1,238) Decrease in contingent royalty consideration — (1,543) (13,646) Gain on operating lease derecognition — (1,184) — Equity-based compensation expense (250) 1,637 321 Loss on debt extinguishment 8,477 — — Deferred income taxes 24,417 (11,247) 14,803 Reclamation of asset retirement obligations (4,273) (2,859) (3,456) Change in estimate of asset retirement obligation 2,061 (5,973) — Gain on disposal of asset held for sale (14,845) — — (Decrease) increase in provision for discounting and credit losses (8,042) 9,298 — Changes in operating assets and liabilities: Accounts receivable - including related party receivables, net (33,545) (38,025) 20,205 Inventories (9,637) 53,652 (67,388) Other current assets 24,573 (1,921) (5,062) Accounts payable 24,166 6,833 21,351 Accrued expenses and other current liabilities 64,285 (27,829) (4,336) Operating lease liabilities (10,986) (15,329) (25,877) Change in other liabilities 2,776 (25,446) 45,820 Net cash provided by (used in) operating activities 442,014 (3,000) 477,426 Cash flows from investing activities: Capital expenditures (89,661) (117,856) (183,283) Proceeds from the disposal of property, plant, and equipment 1,594 — 145 Proceeds from disposal of assets held for sale 27,451 — — Purchase of restricted deposits (103,997) (2,302) (1,074) Redemption of restricted deposits 30,281 6,030 482 Net cash used in investing activities (134,332) (114,128) (183,730) Cash flows from financing activities: Proceeds from interest bearing liabilities and other financial liabilities 411,524 216,953 474,223 Debt issuance costs and other financing costs (15,263) (2,955) (4,293) Principal payments on interest bearing liabilities and other financial liabilities (412,046) (221,414) (148,583) Call premiums paid on early redemption of debt (1,050) — — Principal payments on finance lease obligations (70) (2,481) (1,308) Payment of contingent purchase consideration — — (15,002) Dividends paid — (24,162) (408,046) Shareholders’ distributions — — (288,020) Proceeds from stock issuance, net 97,741 171,585 — Net cash provided by (used in) financing activities 80,836 137,526 (391,029) Net increase (decrease) in cash and restricted cash 388,518 20,398 (97,333) Effect of exchange rate changes on cash and restricted cash 3,677 (1,215) (995) Cash and restricted cash at beginning of period 45,736 26,553 124,881 Cash and restricted cash at end of period $ 437,931 $ 45,736 $ 26,553 Supplemental disclosure of cash flow information: Cash payments for interest $ 33,462 $ 23,538 $ 5,235 Cash (refund) paid for taxes $ (16,582) $ 1,955 $ 67,863

  Net tangible asset backing per Ordinary Share/CDI 31 December 2021 31 December 2020 Total Assets 2,461,412 2,148,476 Less: Goodwill 28,008 28,008 Less: Intangible assets 3,514 4,217 Less: Total Liabilities 1,383,910 1,341,613 Net tangible assets 1,045,980 774,638 Number of ordinary shares 167,645,373 138,387,890 Net tangible assets backing per ordinary Security $ 6.24 5.60 Number of CDIs 1,676,453,731 1,383,878,900 Net tangible assets backing per CDI $ 0.62 0.56